77Q1(a)
AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.

ARTICLES SUPPLEMENTARY

AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC., a Maryland corporation whose principal Maryland office is located in Baltimore,
Maryland (the “Corporation”), hereby certifies to the State
Department of Assessments and Taxation of Maryland that:

FIRST:  The Corporation is registered as an open-end company under the Investment Company Act of 1940.

SECOND:  Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles
of Incorporation of the Corporation, the Board of Directors of
the Corporation has liquidated the Newton Fund (the “Liquidation”).

THIRD:  Immediately prior to the Liquidation the Corporation had the authority to issue Three Billion (3,000,000,000) shares of capital stock. Following the Liquidation, the Corporation has the authority to issue Three Billion (3,000,000,000) shares of capital stock.

FOURTH:  The par value of shares of the Corporation’s capital stock before the Liquidation was, and after the Liquidation is,
One Cent ($0.01) per share.

FIFTH:  Immediately prior to the Liquidation, the aggregate
par value of all shares of stock that the Corporation was
authorized to issue was Thirty Million Dollars ($30,000,000).
After giving effect to the Liquidation, the aggregate par value of all shares of stock that the Corporation is authorized to issue is Thirty Million Dollars ($30,000,000).

SIXTH:  Immediately prior to the Liquidation, the four (4) Series of stock of the Corporation and the number of shares and
aggregate par value of each was as follows:

 Series     Number of Shares    Aggregate Par Value
Strategic Allocation: Conservative Fund  800,000,000    $8,000,000
Strategic Allocation: Moderate Fund  1,350,000,000  $13,500,000
Strategic Allocation: Aggressive Fund      800,000,000    $8,000,000
Newton Fund     50,000,000     $500,000

SEVENTH:  Immediately prior to the Liquidation, the number of shares and aggregate par value of each allocated among the Classes of shares is as follows:

Series Name   Class Name
 Number of Shares   Aggregate Par Value
        Allocated

Strategic Allocation:   Investor  350,000,000    $3,500,000
Conservative Fund
  Institutional  150,000,000   1,500,000
    A   225,000,000   2,250,000
    B    25,000,000     250,000
    C    25,000,000     250,000
    R    25,000,000     250,000

Strategic Allocation:   Investor
500,000,000    $5,000,000
Moderate Fund
   Institutional  350,000,000   3,500,000
    A   350,000,000   3,500,000
    B    50,000,000     500,000
    C    50,000,000     500,000
    R    50,000,000     500,000

Strategic Allocation:   Investor  350,000,000    $3,500,000
Aggressive Fund
   Institutional  150,000,000   1,500,000
    A   225,000,000   2,250,000
    B    25,000,000     250,000
    C    25,000,000     250,000
    R    25,000,000     250,000

Newton Fund
Investor
50,000,000
$500,000

EIGHTH:  Pursuant to authority expressly vested in the Board of
Directors by Article FIFTH and Article SEVENTH of the Articles
of Incorporation of the Corporation, the Board of Directors of
the Corporation has allocated Two Billion Nine Hundred Fifty
Million (2,950,000,000) shares of the Three Billion (3,000,000,000)
shares of authorized capital stock of the Corporation.
As a result of the action taken by the Board of Directors
referenced in Article SECOND of these Articles Supplementary, the three (3) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

 Series     Number of Shares Aggregate Par Value
Strategic Allocation: Conservative Fund
   800,000,000
    $8,000,000

Strategic Allocation: Moderate Fund
1,350,000,000
$13,500,000

Strategic Allocation: Aggressive Fund
    800,000,000
    $8,000,000

NINTH: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation,
the Board of Directors of the Corporation (a) has duly established classes of shares (each hereinafter referred to as a “Class”) for the Series of the capital stock of the Corporation and (b) has allocated the shares designated to the Series in Article EIGHTH above among the Classes of shares.  As a result of the action taken by the Board of Directors, the Classes of shares of the three (3) Series of stock of the Corporation and the number
of shares and aggregate par value of each is as follows:

Series Name   Class Name
 Number of Shares   Aggregate Par Value
        Allocated

Strategic Allocation:   Investor  350,000,000    $3,500,000
Conservative Fund
  Institutional  150,000,000   1,500,000
    A   225,000,000   2,250,000
    B    25,000,000     250,000
    C    25,000,000     250,000
    R    25,000,000     250,000

Strategic Allocation:   Investor
500,000,000    $5,000,000
Moderate Fund
   Institutional  350,000,000   3,500,000
    A   350,000,000   3,500,000
    B    50,000,000     500,000
    C    50,000,000     500,000
    R    50,000,000     500,000

Strategic Allocation:   Investor  350,000,000    $3,500,000
Aggressive Fund
   Institutional  150,000,000   1,500,000
    A   225,000,000   2,250,000
    B    25,000,000     250,000
    C    25,000,000     250,000
    R    25,000,000     250,000

TENTH: Except as otherwise provided by the express provisions of these Articles Supplementary, nothing herein shall limit,
by inference or otherwise, the discretionary right of the
Board of Directors to serialize, classify or reclassify
and issue any unissued shares of any Series or Class or
any unissued shares that have not been allocated to a Series or Class, and to fix or alter all terms thereof, to the full extent provided by the Articles of Incorporation of the Corporation.

ELEVENTH: A description of the series and classes of shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions for redemption is set forth in the
Articles of Incorporation of the Corporation and is not changed by these Articles Supplementary, except with respect to the
creation and/or designation of the various Series.

TWELFTH:  The Board of Directors of the Corporation duly adopted resolutions dividing into Series and Classes the authorized
capital stock of the Corporation and allocating shares to
each as set forth in these Articles Supplementary.

IN WITNESS WHEREOF, AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
has caused these Articles Supplementary to be signed and acknowledged in its name and on its behalf by its Senior Vice President and attested to by its Assistant Secretary on this 1st day of April, 2009.

     AMERICAN CENTURY
ATTEST:     STRATEGIC ASSET ALLOCATIONS, INC.

/s/ Otis H. Cowan   /s/ Charles A. Etherington
Name:  Otis H. Cowan   Name:   Charles A. Etherington
Title:  Assistant Secretary  Title:      Senior Vice President

THE UNDERSIGNED Senior Vice President of AMERICAN CENTURY
STRATEGIC ASSET ALLOCATIONS, INC., who executed on behalf
of said Corporation the foregoing Articles Supplementary
to the Charter, of which this certificate is made a part,
hereby acknowledges, in the name of and on behalf of said
Corporation, the foregoing Articles Supplementary to the
Charter to be the corporate act of said Corporation, and
further certifies that, to the best of his knowledge,
information and belief, the matters and facts set forth
therein with respect to the approval thereof are true
in all material respects under the penalties of perjury.

Dated:  April 1, 2009  /s/ Charles A. Etherington
    Charles A. Etherington, Senior Vice President